UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 2, 2003

                         OCEANEERING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-10945                 95-2628227
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                11911 FM 529
                 Houston, TX                                      77041
  (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (713) 329-4500

                                       N/A
          (Former name or former address, if changed since last report)

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Item 9. Regulation FD Disclosure.

On December 2, 2003, we issued a press release entitled "Oceaneering Announces Agreement to Acquire ROV Related Business Operations from Stolt Offshore BV."

The text of the press release is as follows:

 Oceaneering Announces Intent to Acquire ROV Related Business Operations From
                              Stolt Offshore BV.

    HOUSTON, Dec. 2 /PRNewswire-FirstCall/ -- Oceaneering International, Inc. (NYSE: OII) has entered into a Heads of Agreement with Stolt Offshore BV., a subsidiary of Stolt Offshore S.A. (Nasdaq: SOSA; Oslo Stock Exchange: STO), for the purpose of expressing its intent to acquire Stolt's drill support remotely operated vehicle (ROV) business, including 34 work class ROVs, ancillary equipment, and related contracts and employees, for a purchase price of $50 million.

    The Heads of Agreement provides for a period of exclusivity until December 31, 2003, during which Stolt will not conduct or commence any negotiations with any third party concerning any transaction regarding the sale of these ROVs. During this time Oceaneering will conduct its due diligence review.

    Oceaneering and Stolt intend to expeditiously negotiate a definitive agreement to govern the contemplated transaction and gain approval of their respective Boards of Directors.

    Oceaneering expects to fund the purchase price by using existing credit facilities, as well as expanded facilities currently being discussed; neither the indicated purchase price nor the contemplated transaction includes any financial working capital.

    John Huff, Chairman and Chief Executive Officer, stated, "We are pleased to have entered into the Heads of Agreement and are confident we can negotiate the definitive agreement and close this transaction on an expedited basis.
The intended acquisition of these ROVs from Stolt, along with their qualified work force, and the contracts in place will represent a significant expansion of our existing operations. Stolt is well positioned in the ROV drill support markets in Brazil, Norway, and West Africa, and both its people and equipment are highly regarded in the industry.

    "We believe the acquisition will be accretive immediately and will, over time, earn a rate of return in excess of our cost of capital. Further guidance as to the expected impact on Oceaneering's earnings will be provided upon closing of the transaction.

    "Together with the Subsea 7 agreement we announced two days ago, this intended acquisition would raise Oceaneering to a new plateau in the subsea services market."

    Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering's intentions with respect to the acquisition of ROVs from Stolt, funding the acquisition, the conditional purchase agreement with Subsea 7, and projections regarding the cost of capital return and future financial statement impacts attributable to the Stolt operations to be acquired. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are: industry conditions; prices of crude oil and natural gas; Oceaneering's ability to obtain and the timing of new projects; and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in Oceaneering's periodic filings with the Securities and Exchange Commission.

    Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. The Company's services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

    For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com ; E-Mail
investorrelations@oceaneering.com .

SOURCE  Oceaneering International, Inc.
    -0-                             12/02/2003
    /CONTACT: Jack Jurkoshek, Manager Investor Relations of Oceaneering International, Inc., +1-713-329-4670, or fax, +1-713-329-4653, or
investorrelations@oceaneering.com /
    /Web site:  http://www.oceaneering.com /
    (OII SOSA)

CO:  Oceaneering International, Inc.; Stolt Offshore BV.; Stolt Offshore S.A.
ST:  Texas
IN:  OIL
SU:  TNM

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By: /s/ MARVIN J. MIGURA                                  Date: December 2, 2003
    -----------------------------
    Marvin J. Migura
    Senior Vice President and
    Chief Financial Officer
    (Principal Financial Officer)